Exhibit 99.1
Wynn Resorts, Limited Reports First Quarter 2024 Results

LAS VEGAS, May 7, 2024 — Wynn Resorts, Limited (NASDAQ: WYNN) ("Wynn Resorts" or the "Company") today reported financial results for the first quarter ended March 31, 2024.

Operating revenues were $1.86 billion for the first quarter of 2024, an increase of $439.2 million from $1.42 billion for the first quarter of 2023. Net income attributable to Wynn Resorts, Limited was $144.2 million for the first quarter of 2024, compared to net income attributable to Wynn Resorts, Limited of $12.3 million for the first quarter of 2023. Diluted net income per share was $1.30 for the first quarter of 2024, compared to diluted net loss per share of $0.02 for the first quarter of 2023. Adjusted Property EBITDAR(1) was $646.5 million for the first quarter of 2024, compared to Adjusted Property EBITDAR of $429.7 million for the first quarter of 2023.

"The strong momentum we experienced in our business throughout 2023 continued to build during the first quarter with Adjusted Property EBITDAR reaching a new all-time record. The investments we have made in our properties, our team and our unique programming continue to extend our leadership position in each of our markets," said Craig Billings, CEO of Wynn Resorts, Limited. "On the development front, vertical construction on the hotel tower at Wynn Al Marjan Island is well underway, and we are confident the resort will be a 'must see' tourism destination in the UAE. We are excited about the outlook for the Company, and we believe we are well positioned to deliver continued long-term growth."

Consolidated Results
Operating revenues were $1.86 billion for the first quarter of 2024, an increase of $439.2 million from $1.42 billion for the first quarter of 2023. For the first quarter of 2024, operating revenues increased $217.5 million, $181.0 million, $49.8 million, and $1.5 million at Wynn Palace, Wynn Macau, our Las Vegas Operations, and Encore Boston Harbor, respectively, from the first quarter of 2023.

Net income attributable to Wynn Resorts, Limited was $144.2 million for the first quarter of 2024, compared to net income attributable to Wynn Resorts, Limited of $12.3 million for the first quarter of 2023. Diluted net income per share was $1.30 for the first quarter of 2024, compared to diluted net loss per share of $0.02 for the first quarter of 2023. Adjusted net income attributable to Wynn Resorts, Limited(2) was $176.8 million, or $1.59 per diluted share, for the first quarter of 2024, compared to adjusted net income attributable to Wynn Resorts, Limited of $33.3 million, or $0.29 per diluted share, for the first quarter of 2023.

Adjusted Property EBITDAR was $646.5 million for the first quarter of 2024, an increase of $216.8 million compared to Adjusted Property EBITDAR of $429.7 million for the first quarter of 2023. For the first quarter of 2024, Adjusted Property EBITDAR increased $91.3 million, $92.4 million, and $14.7 million at Wynn Palace, Wynn Macau, and our Las Vegas Operations, respectively, and decreased $0.3 million at Encore Boston Harbor, from the first quarter of 2023.

Wynn Resorts, Limited also announced today that its Board of Directors has declared a cash dividend of $0.25 per share, payable on May 31, 2024 to stockholders of record as of May 20, 2024.

Property Results
Macau Operations
Wynn Palace
Operating revenues from Wynn Palace were $586.9 million for the first quarter of 2024, an increase of $217.5 million from $369.4 million for the first quarter of 2023. Adjusted Property EBITDAR from Wynn Palace was $202.4 million for the first quarter of 2024, compared to $111.1 million for the first quarter of 2023. Table games win percentage in mass market operations was 24.5%, above the 22.1% experienced in the first quarter of 2023. VIP table games win as a percentage of turnover was 3.30%, within the property's expected range of 3.1% to 3.4% and above the 2.72% experienced in the first quarter of 2023.

Wynn Macau
Operating revenues from Wynn Macau were $411.7 million for the first quarter of 2024, an increase of $181.0 million from $230.7 million for the first quarter of 2023. Adjusted Property EBITDAR from Wynn Macau was $137.2 million for the first quarter of 2024, compared to $44.7 million for the first quarter of 2023. Table games win percentage in mass market operations was 19.4%, above the 17.0% experienced in the first quarter of 2023. VIP table games win as a percentage of turnover was 3.39%, within the property's expected range of 3.1% to 3.4% and above the 2.69% experienced in the first quarter of 2023.

Las Vegas Operations
Operating revenues from our Las Vegas Operations were $636.5 million for the first quarter of 2024, an increase of $49.8 million from $586.8 million for the first quarter of 2023. Adjusted Property EBITDAR from our Las Vegas Operations for the first quarter of 2024 was $246.3 million, compared to $231.6 million for the first quarter of 2023. Table games win percentage for the first quarter of 2024 was 25.9%, within the property's expected range of 22% to 26% and above the 24.3% experienced in the first quarter of 2023.

Encore Boston Harbor
Operating revenues from Encore Boston Harbor were $217.8 million for the first quarter of 2024, an increase of $1.5 million from $216.3 million for the first quarter of 2023. Adjusted Property EBITDAR from Encore Boston Harbor for the first quarter of 2024 was $63.1 million, compared to $63.4 million for the first quarter of 2023. Table games win percentage for the first quarter of 2024 was 22.6%, above the property's expected range of 18% to 22% and above the 21.7% experienced in the first quarter of 2023.

Balance Sheet

Our cash and cash equivalents as of March 31, 2024 totaled $2.42 billion, comprised of $1.30 billion held by Wynn Macau, Limited ("WML") and subsidiaries, $405.5 million held by Wynn Resorts Finance, LLC ("WRF") and subsidiaries excluding WML, and $712.4 million held at Corporate and other. In addition, as of March 31, 2024, we had $699.6 million and $149.1 million in short-term investments held at WML and Corporate and other, respectively. As of March 31, 2024, the available borrowing capacity under the Wynn Resorts Finance Revolver and the WM Cayman II Revolver was $737.2 million and $149.6 million, respectively.

Total current and long-term debt outstanding at March 31, 2024 was $11.21 billion, comprised of $6.61 billion of Macau related debt, $1.45 billion of Wynn Las Vegas debt, $2.53 billion of WRF debt, and $614.2 million of debt held by the retail joint venture which we consolidate.

In February 2024, WRF and its subsidiary Wynn Resorts Capital Corp. issued an additional $400.0 million aggregate principal amount of 7.125% Senior Notes due 2031 (the "2031 WRF Add-On Senior Notes") at a price equal to 103.00% of the principal amount plus accrued interest. Net proceeds from the 2031 WRF Add-On Senior Notes, together with cash held by Wynn Resorts, were used to repurchase $681.0 million aggregate principal amount of 5.500% Senior Notes due 2025 issued by Wynn Las Vegas and Wynn Las Vegas Capital Corp. (the "2025 WLV Senior Notes") and to pay the tender premium and related fees and expenses. In March 2024, we repurchased $119.0 million aggregate principal amount of the remaining 2025 WLV Senior Notes using cash held at Wynn Resorts.

Conference Call and Other Information
The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on May 7, 2024 at 2:00 p.m. PT (5:00 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com. On or before May 15, 2024, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended March 31, 2024 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements
This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, reductions in discretionary consumer spending, adverse macroeconomic conditions and their impact on levels of disposable consumer income and wealth, changes in interest rates, inflation, a decline in general economic activity or recession in the U.S. and/or global economies, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political conditions, adverse tourism trends, travel disruptions caused by events outside of our control, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction and regulatory risks associated with current and future projects (including Wynn Al Marjan Island), cybersecurity risk and our leverage and ability to meet our debt service obligations. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, as supplemented by the Company's other periodic reports filed with the Securities and Exchange Commission from time to time. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
(1) "Adjusted Property EBITDAR" is net income before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other, triple-net operating lease rent expense related to Encore Boston Harbor, management and license fees, corporate expenses and other (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on debt financing transactions, and other non-operating income and expenses. Adjusted Property EBITDAR is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDAR as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDAR because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDAR as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDAR calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDAR should not be considered as an alternative to operating income as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, Adjusted Property EBITDAR does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, triple-net operating lease rent expense related to Encore Boston Harbor, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDAR. Also, our calculation of Adjusted Property EBITDAR may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net income attributable to Wynn Resorts, Limited" is net income attributable to Wynn Resorts, Limited before pre-opening expenses, property charges and other, change in derivatives fair value, loss on debt financing transactions, and foreign currency remeasurement and other, net of noncontrolling interests and income taxes calculated using the specific tax treatment applicable to the adjustments based on their respective jurisdictions. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net income per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income attributable to Wynn Resorts, Limited to adjusted net income attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDAR, and (iii) net income attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Operating revenues:
Casino	$1,121,466	$766,992
Rooms	327,414	272,529
Food and beverage	266,938	232,611
Entertainment, retail and other	147,091	151,547
Total operating revenues	1,862,909	1,423,679
Operating expenses:
Casino	675,439	473,385
Rooms	82,077	72,702
Food and beverage	205,821	180,619
Entertainment, retail and other	71,012	92,482
General and administrative	271,616	259,772
Provision for credit losses	87	(544)
Pre-opening	2,035	4,478
Depreciation and amortization	174,933	168,812
Property charges and other	16,948	2,458
Total operating expenses	1,499,968	1,254,164
Operating income	362,941	169,515
Other income (expense):
Interest income	40,172	40,193
Interest expense, net of amounts capitalized	(182,404)	(187,740)
Change in derivatives fair value	(17,914)	23,046
Loss on debt financing transactions	(1,561)	(12,236)
Other	(4,722)	(30,614)
Other income (expense), net	(166,429)	(167,351)
Income before income taxes	196,512	2,164
Provision for income taxes	(20,014)	(1,018)
Net income	176,498	1,146
Less: net (income) loss attributable to noncontrolling interests	(32,282)	11,186
Net income attributable to Wynn Resorts, Limited	$144,216	$12,332
Basic and diluted net income (loss) per common share:
Net income (loss) attributable to Wynn Resorts, Limited:
Basic	$1.30	$0.11
Diluted	$1.30	$(0.02)
Weighted average common shares outstanding:
Basic	111,023	112,753
Diluted	111,333	113,116

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net income attributable to Wynn Resorts, Limited	$144,216	$12,332
Pre-opening expenses	2,035	4,478
Property charges and other	16,948	2,458
Change in derivatives fair value	17,914	(23,046)
Loss on debt financing transactions	1,561	12,236
Foreign currency remeasurement and other	4,722	30,614
Income tax impact on adjustments	(568)	(1,492)
Noncontrolling interests impact on adjustments	(10,027)	(4,248)
Adjusted net income attributable to Wynn Resorts, Limited	$176,801	$33,332
Adjusted net income attributable to Wynn Resorts, Limited per diluted share	$1.59	$0.29

Weighted average common shares outstanding - diluted	111,333	113,116

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended March 31, 2024
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$113,592	$101,004	$(8,613)	$205,983	$146,449	$(17,092)	$27,601	$362,941
Pre-opening expenses	—	—	—	—	402	132	1,501	2,035
Depreciation and amortization	55,127	20,044	380	75,551	58,744	31,343	9,295	174,933
Property charges and other	11,420	(437)	110	11,093	269	344	5,242	16,948
Management and license fees	18,928	12,859	—	31,787	30,242	10,628	(72,657)	—
Corporate expenses and other	2,383	2,502	7,137	12,022	7,994	1,966	17,923	39,905
Stock-based compensation	920	1,214	986	3,120	2,162	410	8,677	14,369
Triple-net operating lease rent expense	—	—	—	—	—	35,404	—	35,404
Adjusted Property EBITDAR	$202,370	$137,186	$—	$339,556	$246,262	$63,135	$(2,418)	$646,535

	Three Months Ended March 31, 2023
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$39,868	$12,249	$(4,983)	$47,134	$138,502	$(14,949)	$(1,172)	$169,515
Pre-opening expenses	—	—	—	—	81	911	3,486	4,478
Depreciation and amortization	54,167	20,650	380	75,197	56,681	29,934	7,000	168,812
Property charges and other	2,295	475	1	2,771	213	(582)	56	2,458
Management and license fees	11,830	7,275	—	19,105	27,812	10,503	(57,420)	—
Corporate expenses and other	2,226	2,325	3,624	8,175	6,556	1,864	17,895	34,490
Stock-based compensation	672	1,771	978	3,421	1,752	450	9,087	14,710
Triple-net operating lease rent expense	—	—	—	—	—	35,283	—	35,283
Adjusted Property EBITDAR	$111,058	$44,745	$—	$155,803	$231,597	$63,414	$(21,068)	$429,746

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net income attributable to Wynn Resorts, Limited	$144,216	$12,332
Net income (loss) attributable to noncontrolling interests	32,282	(11,186)
Pre-opening expenses	2,035	4,478
Depreciation and amortization	174,933	168,812
Property charges and other	16,948	2,458
Triple-net operating lease rent expense	35,404	35,283
Corporate expenses and other	39,905	34,490
Stock-based compensation	14,369	14,710
Interest income	(40,172)	(40,193)
Interest expense, net of amounts capitalized	182,404	187,740
Change in derivatives fair value	17,914	(23,046)
Loss on debt financing transactions	1,561	12,236
Other	4,722	30,614
Provision for income taxes	20,014	1,018
Adjusted Property EBITDAR	$646,535	$429,746

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended March 31,
	2024	2023	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$473,781	$270,687	75.0
Rooms	53,936	46,910	15.0
Food and beverage	32,070	23,553	36.2
Entertainment, retail and other	27,114	28,213	(3.9)
Total	$586,901	$369,363	58.9

Adjusted Property EBITDAR (6)	$202,370	$111,058	82.2

Casino Statistics:
VIP:
Average number of table games	59	50	18.0
VIP turnover	$3,921,085	$2,293,358	71.0
VIP table games win (1)	$129,414	$62,448	107.2
VIP table games win as a % of turnover	3.30%	2.72%
Table games win per unit per day	$24,276	$13,868	75.1
Mass market:
Average number of table games	245	237	3.4
Table drop (2)	$1,782,184	$1,181,998	50.8
Table games win (1)	$437,323	$260,865	67.6
Table games win %	24.5%	22.1%
Table games win per unit per day	$19,589	$12,246	60.0
Average number of slot machines	573	587	(2.4)
Slot machine handle	$595,621	$546,598	9.0
Slot machine win (3)	$30,970	$25,425	21.8
Slot machine win per unit per day	$594	$481	23.5
Room statistics:
Occupancy	98.8%	88.1%
ADR (4)	$337	$321	5.0
REVPAR (5)	$333	$282	18.1

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended March 31,
	2024	2023	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$346,353	$176,383	96.4
Rooms	28,619	21,971	30.3
Food and beverage	21,019	14,302	47.0
Entertainment, retail and other	15,753	18,070	(12.8)
Total	$411,744	$230,726	78.5

Adjusted Property EBITDAR (6)	$137,186	$44,745	206.6

Casino Statistics:
VIP:
Average number of table games	30	52	(42.3)
VIP turnover	$1,589,685	$1,144,224	38.9
VIP table games win (1)	$53,906	$30,751	75.3
VIP table games win as a % of turnover	3.39%	2.69%
Table games win per unit per day	$19,746	$6,586	199.8
Mass market:
Average number of table games	221	217	1.8
Table drop (2)	$1,683,151	$989,988	70.0
Table games win (1)	$326,320	$168,426	93.7
Table games win %	19.4%	17.0%
Table games win per unit per day	$16,194	$8,642	87.4
Average number of slot machines	583	531	9.8
Slot machine handle	$730,389	$469,769	55.5
Slot machine win (3)	$26,192	$16,296	60.7
Slot machine win per unit per day	$494	$341	44.9
Poker rake	$5,019	$3,936	27.5
Room statistics:
Occupancy	99.4%	90.9%
ADR (4)	$284	$242	17.4
REVPAR (5)	$282	$220	28.2

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended March 31,
	2024	2023	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$135,163	$154,530	(12.5)
Rooms	224,076	185,109	21.1
Food and beverage	193,610	172,483	12.2
Entertainment, retail and other	83,699	74,642	12.1
Total	$636,548	$586,764	8.5

Adjusted Property EBITDAR (6)	$246,262	$231,597	6.3

Casino Statistics:
Average number of table games	234	232	0.9
Table drop (2)	$604,174	$600,746	0.6
Table games win (1)	$156,611	$146,010	7.3
Table games win %	25.9%	24.3%
Table games win per unit per day	$7,357	$6,994	5.2
Average number of slot machines	1,618	1,668	(3.0)
Slot machine handle	$1,496,078	$1,572,735	(4.9)
Slot machine win (3)	$99,756	$106,788	(6.6)
Slot machine win per unit per day	$677	$711	(4.8)
Poker rake	$4,522	$4,114	9.9
Room statistics:
Occupancy	88.0%	88.8%
ADR (4)	$595	$493	20.7
REVPAR (5)	$524	$438	19.6

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended March 31,
	2024	2023	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$166,169	$165,392	0.5
Rooms	20,783	18,539	12.1
Food and beverage	20,239	22,273	(9.1)
Entertainment, retail and other	10,593	10,102	4.9
Total	$217,784	$216,306	0.7

Adjusted Property EBITDAR (6)	$63,135	$63,414	(0.4)

Casino Statistics:
Average number of table games	183	199	(8.0)
Table drop (2)	$366,812	$366,041	0.2
Table games win (1)	$82,978	$79,544	4.3
Table games win %	22.6%	21.7%
Table games win per unit per day	$4,970	$4,452	11.6
Average number of slot machines	2,635	2,518	4.6
Slot machine handle	$1,402,847	$1,296,427	8.2
Slot machine win (3)	$104,665	$104,073	0.6
Slot machine win per unit per day	$437	$459	(4.8)
Poker rake	$5,781	$5,682	1.7
Room statistics:
Occupancy	89.7%	90.0%
ADR (4)	$381	$343	11.1
REVPAR (5)	$342	$309	10.7
(1)Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2)In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3)Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4)ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5)REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6)Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDAR and Net Income Attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Price Karr
702-770-7555
investorrelations@wynnresorts.com